UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024
__________________________
ASCEND WELLNESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-254800	83-0602006
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1411 Broadway
16th Floor
New York, NY 10018

(Address of principal executive offices)
(646) 661-7600

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 31, 2024, the board of directors (the “Board”) of Ascend Wellness Holdings, Inc. (the “Company”), upon recommendation of the Compensation and Corporate Governance Committee of the Board, appointed Julie Francis as a director of the Company, effective June 3, 2024, with a term expiring at the Company’s 2025 annual meeting of stockholders.
With Ms. Francis’ appointment, the total number of directors on the Board will be increased from six to seven. The Board determined that Ms. Francis qualifies as an “independent director” pursuant to the standards of the Securities and Exchange Commission and the New York Stock Exchange. Ms. Francis will serve as a member of the Compensation and Corporate Governance Committee of the Board.
Ms. Francis, 52, currently serves as Chief Operating Officer for The Schwan’s Company, a leading U.S.-based manufacturer and marketer of quality foods offered through retail-grocery and food-service channels.  Prior to her appointment as Chief Operating Officer in January 2021, Ms. Francis served as President, Consumer Brands, Americas since October 2018. Prior to Schwan’s, Ms. Francis served as Senior Vice President, Commercial and Category Development - Total Beverage Alcohol at Constellation Brands (NYSE: STZ), a Fortune 500 company and leading international producer and marketer of beer, wine, and spirits, from 2017 to 2018. Ms. Francis also served as Chief Commercial Officer - North America, Coca-Cola Refreshments, a subsidiary of The Coca-Cola Company (NYSE: KO), a total beverage company with products sold in more than 200 countries and territories, from 2010 to 2015. Ms. Francis holds a Bachelor of Science in Business Administration from Alfred University and is a alumni of The Harvard Business School Advanced Management Program.
In connection with Ms. Francis’s appointment to the Board, she will receive annual cash and equity compensation consistent with the cash and equity compensation the Company provides to other non-employee directors, which is disclosed in the Company’s definitive proxy statement filed April 2, 2024. Ms. Francis and the Company also entered into an indemnification agreement consistent with the indemnification agreements the Company has entered into with each of its executive officers and directors, which provides contractual rights to indemnification and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements.
There are no arrangements or understandings between Ms. Francis and any other person pursuant to which she was selected as a director. Ms. Francis does not have a family relationship with any of the officers or directors of the Company. There are no related party transactions with regard to Ms. Francis reportable under Item 404(a) of Regulation S‑K.
Item 7.01.    Regulation FD Disclosure.
On May 31, 2024, the Company issued a press release announcing the appointment of Ms. Francis to the Board. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.
The information furnished under this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
99.1‡	Press release dated May 31, 2024
‡    Document has been furnished, is not deemed filed and is not to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Wellness Holdings, Inc.

May 31, 2024	/s/ John Hartmann
John Hartmann Chief Executive Officer (Principal Executive Officer)
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